UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________

FORM 8-K
___________________

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2011 (February 18, 2011)

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2011, Essex Property Trust, Inc. notified The New York Stock Exchange that Gary P. Martin, a member of the Audit Committee of the Essex Board of Directors, had ceased to be independent within the meaning of Section 303A.06 of the NYSE Listed Company Manual and SEC Rule 10A-3 incorporated into that listing standard, due to his adult son living at his home being employed in a non-officer position at Essex.

Effective February 18, 2011, Mr. Martin resigned from the Audit Committee, and the Board of Directors appointed Issie N. Rabinovitch as a member of the Audit Committee.  Mr. Martin continues as a director of Essex, and meets the NYSE independence standards applicable to a director who is not an audit committee member.  SEC Rule 10A-3 imposes additional independence requirements for members of audit committees, and Mr. Rabinovitch meets these additional independence requirements, in addition to the independence requirements generally applicable to independent directors.

Essex reported to the NYSE on February 18, 2011, that Essex is as of that date in compliance with the audit committee and other corporate governance requirements of the NYSE listing standards.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in our Board of Directors

There are three incumbent Class II directors on the Essex Board of Directors: David W. Brady, Robert E. Larson and Willard H. Smith, Jr.  On February 22, 2011, Messrs. Larson and Smith informed the Essex Board of Directors that they have decided not to stand for re-election as directors when their terms expire at the Essex 2011 annual meeting of stockholders (expected to be held in May 2011).  Their decisions not to stand for re-election were based on factors other than any disagreement relating to the operations, policies or practices of Essex.  Mr. Larson has served as a director since 1994, and Mr. Smith has served as a director since 1996.  Mr. Larson is currently on the Board’s Compensation Committee and its Nominating and Corporate Governance Committee.  Mr. Smith is currently the Chairman of the Board’s Pricing Committee.

On February 22, 2011, the Board of Directors expanded the number of Class II directors from three to four and nominated three new Class II director candidates in addition to incumbent Class II director Mr. Brady for election by the stockholders at the 2011 annual meeting.

The new candidates are:

Byron A. Scordelis
Mr. Scordelis served as the President and Chief Executive Officer of Greater Bay Bancorp and as a member of the Board of Directors of Greater Bay Bancorp and its wholly-owned subsidiary, Greater Bay Bank N.A. from January 1, 2004 until its sale in October 1, 2007. Prior to this, Mr. Scordelis served as the Chief Operating Officer and President of the Greater Bay Banking Group which was comprised of the company’s banking subsidiaries as well as its business and technology operations, trust services and human resources activities. Mr. Scordelis has previously served as an Executive Vice President with Wells Fargo Bank where he was named President of the San Francisco Bay Area Region and was responsible for the management and performance of 235 financial service offices in the San Francisco Bay area. He joined Wells Fargo in 1998 as an Executive Vice President responsible for its retail banking activities in seven western states, and was appointed as a co-chair of its integration task force following the bank’s merger with Norwest. Prior to his career with Wells Fargo, Mr. Scordelis served for nine years as President and Chief Executive Officer of EurekaBank and also served as Senior Vice President and head of Bank of America’s San Francisco Bay Area region. Mr. Scordelis began his career with Bank of America in 1974, and held a variety of positions of increasing responsibility in the areas of corporate finance, corporate strategic planning, merger integration, and other staff and managerial areas. Mr. Scordelis is a Phi Beta Kappa graduate of the University of California at Berkeley where he earned bachelor’s degrees in economics and natural resource studies in 1972. He received a Master of Business Administration from Stanford University in 1974. Mr. Scordelis currently serves on the Board of Regents at Santa Clara University where he is also a member of its Audit Committee as well as on the Advisory Board of the Markkula Center for Applied Ethics. He is also Chairman of the Board of EHC Lifebuilders, a non-profit organization, and also serves on the Advisory Board of the Palo Alto Medical Foundation.

Janice L. Sears
Ms. Sears is a Board Member and Investment and Budget Committee member of The Swig Company, a corporate owner of office properties nationwide.  Previously, Ms. Sears held the position of Managing Director, Western Region Head in the Real Estate, Gaming & Lodging Investment Banking Group at Banc of America Securities.  She was concurrently the San Francisco Market President for Bank of America where she managed a team that originated and executed equity, mergers & acquisitions and debt products.  As Market President, Ms. Sears managed a senior leadership team, deepening relationships with the non-profit community, local government and worked to build awareness of the Bank of America brand. Prior to 1999, Ms. Sears was Head of Client Management for Bank of America’s Commercial Real Estate Group in California, where she oversaw client relationships with REIT’s, homebuilders and opportunity funds.  Prior to 1988, Ms. Sears was a Real Estate Economist at both Chemical Bank and Citicorp in New York. Ms. Sears earned a B.S. in both Economics and Marketing from the University of Delaware.  Her professional activities have included the National Association of Real Estate Investment Trusts (NAREIT), the Urban Land Institute (ULI).  Ms. Sears is the current President and previous Treasurer of the San Francisco Chapter of the National Charity League and most recently sat on the boards of the San Francisco Chamber of Commerce, the San Francisco Economic Development Council and San Francisco Leadership. Ms. Sears has been named one of the ‘100 Most Powerful Women in Business’ in San Francisco.

Claude J. Zinngrabe, Jr.
Mr. Zinngrabe is co-founder and a Managing Partner of Fremont Realty Capital, the real estate merchant banking arm of the Fremont Group, a San Francisco-based, private-investment firm of the Bechtel family.  The firm focuses on opportunistic and value-added real estate investments, both domestically and abroad.  Prior to 1996, Mr. Zinngrabe was Chairman and CEO of Prudential Real Estate Investors, the institutional real estate investment arm of Prudential Financial, Inc.  From 1992 to 1994, Mr. Zinngrabe served as President of Prudential Institutional Investors and was responsible for strategy planning in Latin America and Eastern Europe. Concurrently, he founded and held the title of Chairman and CEO of Prudential Homebuilding Investors, a real estate investment management firm specializing in homebuilding investments.  From 1972 to 1992, Mr. Zinngrabe held a number of investment professional and management positions within Prudential’s mortgage lending, property investment and asset management businesses.  Mr. Zinngrabe is a member of the Urban Land Institute (ULI) where he has served as a trustee and Executive Committee member. He is also a member of the Pension Real Estate Association and the National Association of Real Estate Investment Mangers.  Previously, Mr. Zinngrabe has served as a real estate advisor to the U.S. Department of Defense, the National Institutes of Health and the Government of Bermuda.  Mr. Zinngrabe received a Bachelor of Science Degree in History from Xavier University in 1968 followed by a Master of Arts in History in 1970 and Master of Business Administration degree in 1977 from Cleveland State University.  Mr. Zinngrabe also completed the Advanced Management Program at Harvard Business School in 1989.

New Form of Indemnification Agreement

On February 22, 2011, our Board of Directors adopted a new form of indemnification agreement which Essex expects to enter into with its directors and executive officers.  This agreement replaces a prior form of indemnification agreement adopted in 1994.

The new form of agreement provides, among other provisions, and subject to the definitions, procedures and applicable terms of the agreement, that (i) Essex will indemnify the indemnitee to the fullest extent permitted by applicable law in the event indemnitee is or is threatened to be made a party to any Proceeding (as defined in the indemnification agreement); (ii) Essex will advance Expenses (as defined in the indemnification agreement) incurred in connection with any Proceeding by the indemnitee; and (iii) the rights of the indemnitee under the indemnification agreement are in addition to any other rights the indemnitee may have under applicable law, our charter documents or bylaws, or otherwise. The indemnification agreement also sets forth the procedures for determining entitlement to indemnification, the requirements relating to notice and defense of claims for which indemnification is sought, the procedures for enforcement of indemnification rights, and the limitations on and exclusions from indemnification.

The foregoing summary of the indemnification agreement is qualified in its entirety by reference to the full text of the indemnification agreement referenced as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) - (b) Not applicable.

(c) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

99.1	Form of Indemnification Agreement between Essex and its directors and officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Essex Property Trust, Inc.

/s/ Michael T. Dance

Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer

Date: February 25, 2011